   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 3, 1994

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12



            FIRST PRAIRIE U.S. TREASURY SECURITIES CASH MANAGEMENT
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

            FIRST PRAIRIE U.S. TREASURY SECURITIES CASH MANAGEMENT
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     / / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(t)(1), or 14a-6(J)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed: November 22, 1994

- --------------------------------------------------------------------------------
Notes:
- ---------------
(1)Set forth the amount on which the filing fee is calculated and state how it was determined.

                         FIRST PRAIRIE CASH MANAGEMENT
             FIRST PRAIRIE U.S. TREASURY SECURITIES CASH MANAGEMENT

                               ---------------

                   NOTICE OF SPECIAL MEETINGS OF SHAREHOLDERS

                               ---------------


To the Shareholders:

      Special Meetings of Shareholders of each of First Prairie Cash Management and First Prairie U.S. Treasury Securities Cash Management (each, an "Existing Fund" and, collectively, the "Existing Funds") will be held at the offices of Concord Holding Corporation, 125 West 55th Street, 11th Floor, New York, New York, on Wednesday, December 21, 1994 at 10:00 a.m. for the following purposes:

      1. To consider an Agreement and Plan of Exchange (each, a "Plan" and, collectively, the "Plans") for each Existing Fund providing for the transfer of all or substantially all of its assets, subject to its liabilities, to a separate new series (each, a "Series") of Prairie Institutional Funds, a newly created Massachusetts business trust (the "Trust"). Under the Plans, each Existing Fund would receive in consideration of such transfer Institutional Shares of beneficial interest, par value $.001 per share ("Series Shares"), of the corresponding Series (the "Exchange"). Series Shares received in the Exchange will be distributed by each Existing Fund to its shareholders in liquidation of the Existing Fund, after which the Existing Fund will be dissolved; and

      2. To transact such other business as may properly come before the meetings, or any adjournment or adjournments thereof.

      Shareholders of record at the close of business on November 14, 1994, will be entitled to receive notice of and to vote at the meetings.

                                              By Order of the Board of Trustees

                                             /s/ JOHN E. PELLETIER
                                             ---------------------
New York, New York                           John E. Pelletier,
November 30, 1994                            Secretary



                      WE NEED YOUR PROXY VOTE IMMEDIATELY

      A SHAREHOLDER MAY THINK HIS VOTE IS NOT IMPORTANT, BUT IT IS VITAL. BY LAW, THE MEETING OF SHAREHOLDERS OF AN EXISTING FUND WILL HAVE TO BE ADJOURNED WITHOUT CONDUCTING ANY BUSINESS IF LESS THAN A MAJORITY OF ITS SHARES ELIGIBLE TO VOTE IS REPRESENTED. IN THAT EVENT, SUCH FUND, AT ITS SHAREHOLDERS' EXPENSE, WOULD CONTINUE TO SOLICIT VOTES IN AN ATTEMPT TO ACHIEVE A QUORUM. CLEARLY, YOUR VOTE COULD BE CRITICAL TO ENABLE YOUR FUND TO HOLD THE MEETING AS SCHEDULED, SO PLEASE RETURN YOUR PROXY CARD IMMEDIATELY. YOU AND ALL OTHER SHAREHOLDERS WILL BENEFIT FROM YOUR COOPERATION.

                         FIRST PRAIRIE CASH MANAGEMENT
             FIRST PRAIRIE U.S. TREASURY SECURITIES CASH MANAGEMENT

                        JOINT PROXY STATEMENT/PROSPECTUS



                        Special Meetings of Shareholders
                        to be held on December 21, 1994

      This Joint Proxy Statement/Prospectus is furnished in connection with a solicitation of proxies by the Boards of each of First Prairie Cash Management and First Prairie U.S. Treasury Securities Cash Management (each, an "Existing Fund" and, collectively, the "Existing Funds") to be used at the Special Meetings of Shareholders (each, a "Meeting"), to be held on Wednesday, December 21, 1994 at 10:00 a.m., at the offices of Concord Holding Corporation, 125 West 55th Street, 11th Floor, New York, New York, for the purposes set forth in the accompanying Notice of Special Meetings of Shareholders. Shareholders of record at the close of business on November 14, 1994 (each, a "Shareholder" and, collectively, the "Shareholders") are entitled to receive notice of and to vote at their respective Meetings.

      Shareholders are entitled to one vote for each share of beneficial interest of an Existing Fund, par value $.001 per share ("Existing Fund
Share"), held and fractional votes for each fractional Existing Fund Share held. Existing Fund Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon. If the enclosed form of proxy is executed and returned, it nevertheless may be revoked by giving another proxy or by letter or telegram directed to the relevant Existing Fund, which must indicate the Shareholder's name and account number. To be effective, such revocation must be received before the relevant Existing Fund's Meeting. Also, any Shareholder who attends an Existing Fund's Meeting in person may vote by ballot at the Meeting, thereby canceling any proxy previously given.

      As of November 14, 1994, the following numbers of Existing Fund Shares were issued and outstanding:

NAME OF EXISTING FUND                                         SHARES OUTSTANDING
First Prairie Cash Management .................................      264,374,124

First Prairie U.S. Treasury Securities Cash Management ........      455,078,704



      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      As of such date, the following persons were known to own at least 5% of the indicated Existing Fund's outstanding voting securities:

                                                                                    Beneficial        Number of
                  Fund                               Person                          Ownership         Shares
                  ----                               ------                         ----------        --------
First Prairie Cash Management...........  The First National Bank of Chicago            58%         144,920,303
                                          c/o American National Bank
                                          1 N. La Salle St., Fl. 3
                                          Chicago, IL 60602-3902

                                          The First National Bank of Chicago            23%          62,720,003
                                          Corporate Asset Services
                                          Attn: Mutual Funds Manager
                                          1 First National Plaza, Ste. 0115
                                          Chicago, IL 60670

                                          The First National Bank of Chicago             9%          25,733,952
                                          Cash Management Dept.
                                          Attn: Randy Noren
                                          525 W. Monroe, Ste. 0256, 6th Fl.
                                          Chicago, IL 60670

                                          American National Bank                        10%          29,084,574
                                          Investment Funds Acct.
                                          33 N. La Salle St., 1 North 7th Fl.
                                          Chicago, IL 60602

First Prairie U.S. Treasury
 Securities Cash Management............  Corporate Trust Administration                 59%         267,480,063
                                         Attn: Cash Sweep Coordinator
                                         1 F & B Plaza, Suite 0126
                                         Chicago, IL 60670

                                         The First National Bank of Chicago             7%          30,573,193
                                         c/o American National Bank
                                         1 N. La Salle St., Fl. 3
                                         Chicago, IL 60602-3902

                                         The First National Bank of Chicago            20%          89,481,541
                                         Corporate Asset Services
                                         Attn: Mutual Funds Manager
                                         1 First National Plaza, Ste. 0115
                                         Chicago, IL 60670

                                         The First National Bank of Chicago            13%          60,919,072
                                         Cash Management Dept.
                                         1 First National Plaza, Ste. 0259
                                         Chicago, IL 60670

      A shareholder who beneficially owns, directly or indirectly, more than 25% of a Fund's voting securities may be deemed a "control person" (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) of such Fund.

      Joint Proxy materials will be mailed to Shareholders of record on or about November 30, 1994. The Existing Funds' principal executive offices are located at Three First National Plaza, Chicago, Illinois 60670.

      This Joint Proxy Statement/Prospectus is being used in order to reduce the preparation, printing, handling and postage expenses that would result from the use of a separate proxy statement/prospectus for each Existing Fund and, because Shareholders may own Existing Fund Shares of both Existing Funds, to avoid burdening Shareholders with more than one proxy statement/prospectus. Shareholders of each Existing Fund will vote separately as a single class on Proposal No. 1. Separate proxy cards are enclosed for each Existing Fund in which a Shareholder is a record owner of Existing Fund Shares. Thus, if Proposal No. 1 is approved by Shareholders of one Existing Fund, but not by Shareholders of the other Existing Fund, the proposal will be implemented for the Existing Fund that approved the proposal and will not be implemented for the Existing Fund that did not approve the proposal. Therefore, it is essential that Shareholders complete, date, sign and return each enclosed proxy card.

                                  PROPOSAL 1.

                 APPROVAL OF AN AGREEMENT AND PLAN OF EXCHANGE
   PROVIDING FOR THE TRANSFER OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS OF AN
    EXISTING FUND TO A SEPARATE NEW SERIES OF A NEWLY CREATED MASSACHUSETTS
                                 BUSINESS TRUST


INTRODUCTION

      It is proposed that each Existing Fund transfer all or substantially all of its assets, subject to its liabilities, to a separate new series of Prairie Institutional Funds, a newly created Massachusetts business trust (the "Trust"). The Trust is comprised of four series, including the Cash Management Series--into which First Prairie Cash Management is proposed to be reorganized--and the U.S. Government Securities Cash Management Series--into which First Prairie U.S. Treasury Securities Cash Management is proposed to be reorganized--(each, a "Series" and, collectively, the "Series"), each having the same investment adviser and investment objective and management policies, except to the extent described below under "Certain Differences Between the Existing Funds and the Series," as its corresponding Existing Fund. Under the Plans, each Existing Fund would receive, in consideration of such transfer, Institutional Shares of beneficial interest of its corresponding Series, par value $.001 per share ("Series Shares"), as more fully described herein (the "Exchange"). Upon consummation of the Exchange, the Series Shares received by an Existing Fund will be distributed to its Shareholders, with each Shareholder receiving a distribution of an identical number of Series Shares (or fractions thereof) for Existing Fund Shares held prior to the Exchange. The Existing Fund then will be dissolved.

      At a meeting of the Boards of the Existing Funds held on October 28, 1994, The First National Bank of Chicago ("FNBC"), each Existing Fund's investment adviser, recommended that the Board of each Existing Fund consider, and the Boards approved, an Agreement and Plan of Exchange (each, a "Plan" and, collectively, the "Plans"), a form of which is attached hereto as Exhibit A, and the Exchange.

THE PLANS

      The following summary of the important terms and conditions of the Plans is qualified in its entirety by reference to the Plans. The Plans are identical except for the name of the parties. Each Plan provides that, subject to the requisite approval of its Shareholders, on the date of the Exchange each Existing Fund shall assign, transfer and convey to its corresponding Series all of the assets (subject to liabilities) of the Existing Fund, including all securities and cash, in exchange for Series Shares having an aggregate net asset value equal to the value of the net assets of the Existing Fund acquired. Each Existing Fund will distribute all Series Shares received by it among its Shareholders so that each Shareholder will receive Series Shares identical in number to the number of Existing Fund Shares held by such Shareholder immediately before the Exchange. Thereafter, the Existing Fund will dissolve. The dissolution of each Existing Fund is expected to occur as soon as practicable after the related Exchange. Immediately following the Exchange, the former Shareholders of each Existing Fund will hold the only outstanding corresponding Series Shares (other than one Series Share which will be held by Concord Financial Group, Inc., each Series' distributor, for regulatory purposes). After the Exchange has been completed, each Series will operate as an open-end, diversified management investment company.

      Unless postponed by an Existing Fund and its corresponding Series, the Exchange is expected to occur on or about January 17, 1995, on the basis of the net assets of each Existing Fund as of 2:00 p.m., Central Standard time, on that day. The Exchange will not be effected with regard to an Existing Fund until certain conditions are satisfied, including approval of the Plan by its Shareholders.

      The Plans may be amended at any time prior to the Exchange.

      The total expenses of the Exchange are expected to be approximately $3,000 for First Prairie Cash Management and $7,000 for First Prairie U.S. Treasury Securities Cash Management. Each Existing Fund will bear its own expenses, except for the expenses of preparing, printing and mailing this Joint Proxy Statement/Prospectus, the proxy cards and other related materials, which will be borne by each Existing Fund ratably according to their respective aggregate net assets on the date of the Exchange.

      If the Exchange is not approved by an Existing Fund's Shareholders, the Existing Fund's Board will consider other appropriate courses of action, including continuing to operate as the Existing Fund currently is operating.

REASONS FOR THE EXCHANGE

      The Exchanges will establish the Series as successor investment vehicles to the Existing Funds. It is believed that reorganization of each of the Existing Funds as a separate new series of a newly created Massachusetts business trust will prove beneficial in that the Series will be less expensive to operate than the Existing Funds separately.

TAX CONSEQUENCES

      The exchange of Existing Fund assets for Series Shares is intended to qualify for Federal income tax purposes as a tax-free reorganization under
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").
As a condition to the closing of the Exchange, the Series and Existing Funds will receive the opinion of Stroock & Stroock & Lavan, counsel to each of the Series and each of the Existing Funds, to the effect that, on the basis of the existing provisions of the Code, Treasury regulations issued thereunder, current administrative regulations and pronouncements and court decisions, and certain facts, assumptions and representations, for Federal income tax purposes: (1) the transfer of all or substantially all of an Existing Fund's assets in exchange for Series Shares and the assumption by a Series of Existing Fund liabilities will constitute a "reorganization" within the meaning of Section 368(a)(1)(F) of the Code; (2) no gain or loss will be recognized by a Series upon the receipt of its corresponding Existing Fund assets solely in exchange for Series Shares and the assumption by the Series of liabilities of the Existing Fund; (3) no gain or loss will be recognized by an Existing Fund upon the transfer of its assets to its corresponding Series in exchange for Series Shares and the assumption by the Series of the Existing Fund's liabilities or upon the distribution (whether actual or constructive) of Series Shares to Shareholders in exchange for their Existing Fund Shares; (4) no gain or loss will be recognized by the Existing Fund Shareholders upon the exchange of Existing Fund Shares for Series Shares; (5) the aggregate tax basis for Series Shares received by each Existing Fund Shareholder pursuant to the Exchange will be the same as the aggregate tax basis for Existing Fund Shares held by such Shareholder immediately prior to the Exchange, and the holding period of Series Shares to be received by each Existing Fund Shareholder will include the period during which Existing Fund Shares surrendered in exchange therefor were held by such

Shareholder (provided Existing Fund Shares were held as capital assets on the date of the Exchange); and (6) the tax basis of Existing Fund assets acquired by the Series will be the same as the tax basis of such assets to the corresponding Existing Fund immediately prior to the Exchange, and the holding period of Existing Fund assets in the hands of the corresponding Series will include the period during which those assets were held by the Existing Fund.

      NONE OF THE EXISTING FUNDS OR SERIES HAS SOUGHT A TAX RULING FROM THE INTERNAL REVENUE SERVICE ("IRS"). THE OPINION OF COUNSEL IS NOT BINDING ON THE IRS NOR DOES IT PRECLUDE THE IRS FROM ADOPTING A CONTRARY POSITION. Existing Fund Shareholders should consult their tax advisers regarding the effect, if any, of the proposed Exchange in light of their individual circumstances. Since the foregoing discussion relates only to the Federal income tax consequences of the Exchange, Existing Fund Shareholders also should consult their tax advisers as to state and local tax consequences, if any, of the Exchange.

SECURITIES TO BE ISSUED

      Each Series will issue Series Shares in exchange for the transfer of its corresponding Existing Fund's assets. Series Shares have no preemptive, subscription or conversion rights and are freely transferable. Series Shares issued in the Exchange will be fully paid, legally binding and non-assessable by the issuing Series. Each Series has authorized an indefinite number of shares of beneficial interest and has classified its shares as Institutional Shares--which are referred to herein as Series Shares--and Service Shares.
Each Series intends to offer Service Shares which bear certain costs related to a Service Plan adopted pursuant to Rule 12b-1 under the 1940 Act. See "Service Plan" in the Prospectus of Prairie Institutional Funds dated
November 22, 1994, which is furnished herewith.

REQUIRED VOTE AND BOARDS' RECOMMENDATION

The Board of each Existing Fund has approved the Plan and the Exchange and has determined that (i) participation in the Exchange is in the respective Existing Fund's best interests and (ii) the interests of Shareholders of such Existing Fund will not be diluted as a result of the Exchange. Pursuant to each Existing Fund's charter documents, an affirmative vote of a majority of its Shareholders is required to approve its Plan and the Exchange.

     THE BOARD OF EACH EXISTING FUND, INCLUDING THE "NON-INTERESTED" BOARD MEMBERS, RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE EXISTING
                         FUND'S PLAN AND THE EXCHANGE.


CERTAIN DIFFERENCES BETWEEN THE EXISTING FUNDS AND THE SERIES

     INVESTMENT ADVISER AND MANAGEMENT FEE STRUCTURE. The investment adviser of each Existing Fund and Series is FNBC.

      Each Existing Fund has entered into a Management Agreement with FNBC, pursuant to which the Existing Fund has agreed to pay FNBC a monthly fee at the annual rate of .35 of 1% of the value of the relevant Existing Fund's average daily net assets. In addition, FNBC has entered into a Master Administration Agreement with The Dreyfus Corporation (the "Administrator"), pursuant to which FNBC, from its own funds, has agreed to pay the Administrator for administrative services provided to each Existing Fund.

      The Trust has entered into an Investment Advisory Agreement with FNBC, pursuant to which the Trust has agreed to pay FNBC a monthly advisory fee at the annual rate of .20 of 1% of the value of each Series' average daily net assets. In addition, the Trust has entered into an Administrative Agreement with FNBC, pursuant to which the Trust has agreed to pay FNBC a monthly administration fee at the annual rate of .15 of 1% of the value of each Series' average daily net assets. The Investment Advisory Agreement is substantially identical to the Management Agreement, except that: (i) under the Management Agreement, FNBC is responsible for providing administrative services to the Existing Funds--services that currently are provided to the Existing Funds by the Administrator pursuant to the Master Administration Agreement between FNBC and the Administrator--which services will be provided to the Series pursuant to FNBC's

Administration Agreement with the Trust, and FNBC will have the right to engage other entities to assist it in performing such services--and it has engaged Concord Holding Corporation to provide such services; (ii) the fees payable by the Trust on behalf of the Series to FNBC under the Investment Advisory Agreement will be lower than the fees payable by the Existing Funds to FNBC under the relevant Management Agreement in recognition of the fact that FNBC will be responsible for the cost of providing administrative services to the Series pursuant to a separate agreement--but the contractual rate payable by the Series for management services (consisting of investment advisory and administrative services) will be identical to the aggregate contractual rate payable by the Existing Funds for these services; and (iii) the Investment Advisory Agreement will be dated currently.

      INVESTMENT RESTRICTIONS. Each Existing Fund has adopted investment restrictions as fundamental policies that cannot be changed without Shareholder approval. These investment restrictions are set forth in each Existing Fund's Statement of Additional Information under "Investment Objective and Management Policies--Investment Restrictions."

      The 1940 Act requires that a relatively limited number of investment policies and restrictions be designated as fundamental policies. These policies relate to (a) the classification and subclassification under the 1940 Act within which an Existing Fund may operate, (b) borrowing money, (c) issuing senior securities, (d) engaging in the business of underwriting securities issued by other persons, (e) concentrating investments in a particular industry or group of industries, (f) purchasing and selling real estate or commodities and (g) making loans to other persons. When each Existing Fund was formed, its Board designated a number of other policies as fundamental, in large part in response to certain regulatory, business or industry conditions that are no longer believed to be in effect.

      When determining each Series' investment restrictions, the Trust's Board considered the foregoing and adopted for the Series investment restrictions which offer somewhat broader investment opportunities than those of the Existing Funds. If the Exchange is consummated, the Shareholders of each Existing Fund will become shareholders of a Series with these different investment restrictions.

      The investment restrictions of the Series and Existing Funds are set forth below. Unless otherwise noted, language pertaining only to the Series is underscored; language pertaining only to the Existing Funds is bracketed. Neither the Series nor the Existing Funds may:

     [1. Purchase common stocks, preferred stocks, warrants or other equity securities, or purchase corporate bonds or debentures, state bonds, municipal bonds or industrial revenue bonds.]

      This Investment Restriction has been deleted for the Series because it could be viewed as preventing the Series from purchasing securities that, while technically equity securities or longer term debt instruments, have the investment characteristics of the other securities in which the Series are permitted to invest.

     [2]1. Borrow money, except from banks for temporary or emergency (not leveraging) purposes in an amount up to 15% of the value of the Fund's total assets (including the amount borrowed) based on the lesser of cost or market, less liabilities (not including the amount borrowed) at the time the borrowing is made. While borrowings exceed 5% of the value of the Fund's total assets, the Fund will not make any additional investments.

     [3]2. Pledge, hypothecate, mortgage or otherwise encumber its assets, except to secure borrowings for temporary or emergency purposes.

     [4]3. Sell securities short or purchase securities on margin.

     [5]4. Write or purchase put or call options or combinations thereof.

     [6]5. [Underwrite the] Act as an underwriter of securities of other issuers* except to the extentthe Fund may be deemed an underwriter under the Securities Act of1933, as amended, by virtue ofdisposing ofportfolio securities.

      This Investment Restriction has been changed for the Series in response to the possibility that when disposing of certain securities a Series might be considered an underwriter under the Securities Act of 1933 and might thereby be restricted from doing so at a time the Series' investment adviser deemed appropriate.

     [7]6. Purchase or sell real estate, real estate investment trust securities, commodities or commodity contracts, or oil and gas interests.

     [8]7. Make loans to others, except through the purchase of debt obligations** referred to in the Fund's Prospectus,*** except that the Fund may lend its portfolio securities in an amount not to exceed 33-1/3% of the value of its total assets. Any loans of portfolio securities will be made according to guidelines established by the Securities and Exchange Commission and the [Fund's] Trust's Trustees.

      ****8. Invest in companies for the purpose of exercising control.

      *****9. Invest in securities of other investment companies, except as they may be acquired as part of a merger, consolidation or acquisition of assets.

      10. Enter into repurchase agreements providing for settlement in more than seven days after notice or purchase securities which are illiquid, if, in the aggregate, more than 10% of the value of the Fund's net assets would be so invested.

      This Investment Restriction for the Series represents a simplification of Investment Restriction No. 6 for each of the Existing Funds. For the Series, this Investment Restriction is a non-fundamental policy, which means that it can be changed by a vote of a majority of the Trust's Board of Trustees; fundamental policies cannot be changed without approval by the holders of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Series or Existing Fund, as applicable. The Series' management believes that the change will enable the Series to respond rapidly to regulatory developments, such as revised SEC policies, that may affect illiquid securities.

      ******11. Invest in oil, gas and other mineral leases, or real estate limited partnerships.

- --------------------
     *With respect to First Prairie Cash Management:[or enter into repurchase agreements providing for settlement in more than seven days or purchase securities which are illiquid (which securities could include floating and variable rate demand obligations as to which no secondary market exists and the Fund cannot exercise the demand feature described in the Prospectus on less than seven days' notice, if, in the aggregate, more than 10% of its net assets would be so invested].

      With respect to First Prairie U.S. Treasury Securities Cash Management:[. The Fund may not enter into repurchase agreements providing for settlement in more than seven days after notice or purchase securities which are illiquid, if, in the aggregate more than 10% of its net assets would be so invested].

      The Series have a similar investment restriction with respect to illiquid securities. See Series' Investment Restriction No. 10. This Investment Restriction contains the same language with respect to illiquid securities as First Prairie U.S. Treasury Securities Cash Management's Investment Restriction No. 6. This Investment Restriction differs from First Prairie Cash Management's Investment Restriction No. 6 only in that examples of specific types of illiquid securities have been deleted from this Investment Restriction so as to conform such Investment Restriction with similar Investment Restrictions applicable to other funds in the Prairie Family of Funds. Each Series intends to continue to treat as illiquid all types of securities it previously treated as illiquid until such time as a liquid secondary market exists for them.

    **With respect to First Prairie U.S. Treasury Securities Cash Management:
      [and the entry into repurchase agreements].

   ***With respect to First Prairie U.S. Treasury Securities Cash Management:
      [and].

  ****With respect to First Prairie Cash Management: [11].

      With respect to First Prairie U.S. Treasury Securities Cash Management:
      [10].

 *****With respect to First Prairie Cash Management: [12].

      With respect to First Prairie U.S. Treasury Securities Cash Management:
      [11].

******This investment restriction is not numbered with respect to the Existing Funds.

     The following investment restrictions numbered [9]12 and [10]13 apply only to First Prairie Cash Management and the Cash Management Series. Neither First Prairie Cash Management nor the Cash Management Series may:

     [9]12. Invest more than 5% of its assets in the obligations of any one issuer, except that up to 25% of the value of the Cash Management Fund's total assets may be invested (subject to Rule 2a-7 under the 1940 Act) without regard to any such limitations.

     [10]13. Invest less than 25% of its total assets in securities issued by banks or invest more than 25% of its assets in the securities of issuers in any other industry, provided that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities. Notwithstanding the foregoing, for temporary defensive purposes, the Cash Management Fund may invest less than 25% of its total assets in bank obligations.

      The following investment restriction number [9]14 applies only to First Prairie U.S. Treasury Securities Cash Management and the U.S. Government Securities Cash Management Series. Neither First Prairie U.S. Treasury Securities Cash Management nor the U.S. Government Securities Cash Management Series may:

     [9]14. Invest more than 25% of its total assets in the securities of issuers in any single industry[;], provided that there shall be no such limitation on investments in obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

      This Investment Restriction for the U.S. Government Securities Cash Management Series has been changed to clarify that such Series may invest, without limitation, in obligations issued or guaranteed by the U.S. Government and its agencies or instrumentalities. See "--Comparison of First Prairie U.S. Treasury Securities Cash Management with U.S. Government Securities Cash Management Series" below.

COMPARISON OF FIRST PRAIRIE U.S. TREASURY SECURITIES CASH MANAGEMENT WITH
U.S. GOVERNMENT SECURITIES CASH MANAGEMENT SERIES. First Prairie U.S. Treasury Securities Cash Management invests only in U.S. Treasury securities and in other securities guaranteed as to principal and interest by the U.S.
Government, and repurchase agreements in respect thereof. The U.S. Government Securities Cash Management Series--into which First Prairie U.S. Treasury Securities Cash Management is proposed to be reorganized--is permitted to invest in short-term securities issued or guaranteed by the U.S. Government and its agencies or instrumentalities, and may enter into repurchase agreements.

      Securities issued or guaranteed as to principal and interest by agencies and instrumentalities of the U.S. Government include those supported by (a) the right of the issuer to borrow from the Treasury; for example, securities issued by the Federal Home Loan Banks; (b) discretionary authority of the U.S. Government to purchase certain obligations of an agency or instrumentality; for example, securities issued by the Federal National Mortgage Association; and
(c) only the credit of an agency or instrumentality; for example, securities issued by the Student Loan Marketing Association. While the U.S. Government provides financial support to such U.S. Government-sponsored agencies or instrumentalities, no assurance can be given that it will always do so, since it is not so obligated by law. The Series will invest in such securities only when it is satisfied that the credit risk with respect to the issuer is minimal.

          ADDITIONAL INFORMATION ABOUT THE EXISTING FUNDS AND SERIES

      Information about First Prairie Cash Management is included in its current Prospectus and Statement of Additional Information, each dated October 31,
1994. Information about First Prairie U.S. Treasury Securities Cash Management is included in its current Prospectus and Statement of Additional Information, each dated August 18, 1994. Information about each Series is included in the Trust's current Prospectus and Statement of Additional Information for the Series, each dated November 22, 1994. Copies of each of the Existing Funds' and Series' Prospectuses and Statements of Additional Information are being furnished with this Joint Prospectus/Proxy Statement and are incorporated by reference herein.

      Earlier this year, First Prairie Cash Management sold approximately $35 million of structured notes held in its portfolio. In a series of transactions, these notes were purchased by various bank trust funds advised and managed by FNBC. First Chicago Corporation, FNBC's parent, subsequently purchased these notes from the bank trust funds and initiated discussions with federal regulators concerning the circumstances surrounding the sale of these notes by First Prairie Cash Management. The Securities and Exchange Commission has initiated an informal inquiry regarding the First Prairie mutual funds, and FNBC is cooperating fully with the Securities and Exchange Commission. As a result of the purchase of the notes by First Chicago Corporation, no losses were suffered by First Prairie Cash Management or the bank trust funds.

                        FINANCIAL STATEMENTS AND EXPERTS

      The audited financial statements of First Prairie Cash Management for its fiscal year ended June 30, 1994, and of First Prairie U.S. Treasury Securities Cash Management for its fiscal year ended May 31, 1994, which are included in the respective Existing Fund's Statement of Additional Information, have each been examined by Ernst & Young LLP, independent auditors, whose respective reports thereon are included therein. The financial statements of each Existing Fund examined by Ernst & Young LLP have been incorporated herein by reference in reliance upon their reports given on their authority as experts in accounting and auditing.

                                 OTHER MATTERS

      Each Existing Fund's Trustees are not aware of any other matters which may come before each Meeting. However, should any such matters properly come before a Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

                               VOTING INFORMATION

      In addition to the use of the mails, proxies may be solicited personally, by telephone or by telegraph, and each Existing Fund may pay persons holding its Existing Fund Shares in their names or those of their nominees for their expenses in sending soliciting materials to their principals.

      If a proxy is properly executed and returned accompanied by instructions to withhold authority to vote, represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote Existing Fund Shares on a particular matter with respect to which the broker or nominee does not have discretionary power) or is marked with an abstention (collectively, "abstentions"), the Existing Fund Shares represented thereby will be considered to be present at a Meeting for purposes of determining the existence of a quorum for the transaction of business. Abstentions, however, will have the effect of a "no" vote for the purpose of obtaining requisite approval for Proposal No. 1.

     NOTICE TO BANKS, BROKER/DEALERS AND VOTING TRUSTEES AND THEIR NOMINEES

      Please advise the Existing Funds, in care of The First National Bank of Chicago, Three First National Plaza, Chicago, Illinois 60670, Attention: Laura Vogt, whether other persons are the beneficial owners of Existing Fund Shares for which proxies are being solicited from you, and, if so, the number of copies of the Joint Proxy Statement/Prospectus and other soliciting material you wish to receive in order to supply copies to the beneficial owners of Existing Fund Shares.

      IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED STAMPED ENVELOPE.

      Dated: November 30, 1994

                                                                       EXHIBIT A


                                    FORM OF
                         AGREEMENT AND PLAN OF EXCHANGE

     AGREEMENT AND PLAN OF EXCHANGE dated October 28, 1994 (the "Agreement"), between _______________*_________________, a Massachusetts business trust (the "Existing Fund"), and ______________**______________ (the "Series"), a series of PRAIRIE INSTITUTIONAL FUNDS, a Massachusetts business trust (the "Trust").

     WHEREAS, the Boards of Trustees of the Existing Fund and the Trust have determined that it is in the best interests of the Existing Fund and Series, respectively, that the assets of the Existing Fund be acquired by the Series pursuant to this Agreement and in accordance with the applicable statutes of The Commonwealth of Massachusetts; and

     WHEREAS, the parties desire to enter into a plan of exchange pursuant to
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties agree as follows:

     1. PLAN OF EXCHANGE.

          (a) Subject to the requisite approval of the shareholders of the Existing Fund (the "Shareholders"), and to the terms and conditions contained herein, on the Exchange Date (as defined herein) the Existing Fund shall assign, transfer and convey to the Series, and the Series shall acquire, all of the assets of the Existing Fund, including all securities and cash (subject to liabilities), for full Institutional Shares of beneficial interest of the Series, par value $.001 per share (the "Series Shares") and, to the extent necessary, a fractional Series Share, to be issued by the Series, having an aggregate net asset value equal to the value of the net assets of the Existing Fund acquired. The value of the Existing Fund's assets to be acquired by the Series and the net asset value per share of the Series Shares shall be determined, as of the Exchange Date, in accordance with the procedures for determining the value of the Series' assets set forth in the Trust's Agreement and Declaration of Trust and in the then-current prospectus and statement of additional information that forms part of the Series' Registration Statement on Form N-1A. In lieu of delivering certificates for the Series Shares, the Series shall credit the Series Shares to the Existing Fund's account on the share record books of the Series and shall deliver a confirmation thereof to the Existing Fund. The Existing Fund shall then deliver written instructions to the Series' transfer agent to establish accounts for the Shareholders on the share record books of the Series.

          (b) Delivery of the assets of the Existing Fund to be transferred shall be made not later than the next business day following the Exchange Date. Assets transferred shall be delivered to The Bank of New York, 110 Washington Street, New York, New York, the Trust's custodian (the "Custodian"), for the account of the Series, with all securities not in book entry or bearer form duly endorsed, or accompanied by duly executed separate assignments or stock powers, in proper form for transfer, with signatures guaranteed, and with all necessary stock transfer stamps, sufficient to transfer good and marketable title thereto (including all accrued interest and dividends and rights pertaining thereto) to the Custodian for the account of the Series free and clear of all liens, encumbrances, rights, restrictions and claims. All cash delivered shall be in the form of immediately available funds payable to the order of the Custodian for the account of the Series.


- --------------------
 * Insert FIRST PRAIRIE CASH MANAGEMENT or FIRST PRAIRIE U.S. TREASURY SECURITIES CASH MANAGEMENT, as appropriate.

** Insert CASH MANAGEMENT SERIES or U.S. GOVERNMENT SECURITIES CASH MANAGEMENT
   SERIES, as appropriate.

          (c) The Existing Fund will pay or cause to be paid to the Series any interest received on or after the Exchange Date with respect to assets transferred to the Series hereunder. The Existing Fund will transfer to the Series any distributions, rights or other assets received by the Existing Fund after the Exchange Date as distributions on or with respect to the securities transferred. Such assets shall be deemed included in assets transferred to the Series on the Exchange Date and shall not be separately valued.

          (d) The Exchange Date shall be January 17, 1994, or such earlier or later date as may be mutually agreed upon by the parties.

          (e) As soon as practicable after the Exchange Date the Existing Fund shall distribute all Series Shares received by it among the Shareholders in proportion to the number of shares each Shareholder holds in the Existing Fund (the "Existing Fund Shares"), and thereafter will dissolve.

     2. The Existing Fund's Representations and Warranties.

          2.1. The Existing Fund represents and warrants to and agrees with the Series as follows:

          (a) The Existing Fund is a business trust duly organized and validly existing under the laws of The Commonwealth of Massachusetts and has power to own all of its properties and assets and, subject to the approval of the Shareholders, to carry out this Agreement.

          (b) The Existing Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, diversified, management investment company, and such registration has not been revoked or rescinded and is in full force and effect.

          (c) Except as shown on the financial statements of the Existing Fund for the period ended _______*____ and as incurred in the ordinary course of the Existing Fund's business since _____*___ , the Existing Fund has no known liabilities of a material amount, contingent or otherwise, and there are no material legal, administrative or other proceedings pending or threatened against the Existing Fund.

          (d) For each fiscal year of its operation, the Existing Fund has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company.

          (e) On the Exchange Date, the Existing Fund will have full right, power and authority to sell, assign, transfer and deliver the assets to be transferred by it hereunder.

     3. The Series' Representations and Warranties.

     The Series represents and warrants to and agrees with the Existing Fund as follows:

          (a) The Series (i) is a series of the Trust, a business trust duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts, and (ii) has power to carry on its business as it is now being conducted and to carry out this Agreement.

          (b) The Series is registered under the 1940 Act as an open-end, diversified, management investment company, and such registration has not been revoked or rescinded and is in full force and effect.

          (c) The Series has no known liabilities of a material amount, contingent or otherwise, and there are no material legal, administrative or other proceedings pending or threatened against the Series.



- --------------------
* With respect to First Prairie U.S. Treasury Securities Cash Management, insert May 31, 1994 and, with respect to First Prairie Cash Management, insert June 30, 1994.

          (d) For its fiscal year in which the exchange contemplated hereby occurs and for each taxable year thereafter, the Series intends to meet the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company.

          (e) At the Exchange Date, the Series Shares to be issued to the Existing Fund (the only Series Shares to be issued as of the Exchange Date, except for the initial capital of the Series) will have been duly authorized and, when issued and delivered pursuant to this Agreement, will be legally and validly issued and will be fully paid and non-assessable by the Series.

     No Series shareholder will have any preemptive right of subscription or purchase in respect thereof.

     4. The Series' Conditions Precedent.

     The obligations of the Series hereunder shall be subject to the following conditions:

          (a) The Existing Fund shall have furnished to the Series a statement of the Existing Fund's assets, including a list of securities owned by the Existing Fund with their respective tax costs and values determined as provided in Section 1 hereof, all as of the Exchange Date.

          (b) As of the Exchange Date, all representations and warranties of the Existing Fund made in this Agreement shall be true and correct as if made at and as of such date, and the Existing Fund shall have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date.

          (c) A vote approving this Agreement and the transactions and exchange contemplated hereby shall have been adopted by the holders of at least a majority of the outstanding Existing Fund Shares entitled to vote.

     5. THE EXISTING FUND'S CONDITIONS PRECEDENT.

     The obligations of the Existing Fund hereunder shall be subject to the condition that as of the Exchange Date all representations and warranties of the Series made in this Agreement shall be true and correct as if made at and as of such date, and that the Series shall have complied with all of the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date.

     6. THE SERIES' AND THE EXISTING FUND'S CONDITIONS PRECEDENT:

     The obligations of both the Series and the Existing Fund hereunder shall be subject to the following conditions:

          (a) This Agreement and the transactions contemplated hereby shall have been approved by the affirmative vote of at least a majority of the Existing Fund Shares as of the close of business on December 21, 1994, or such earlier or later date as may be mutually agreed upon by the parties.

          (b) There shall not be any material litigation pending with respect to the matters contemplated by this Agreement.

     7. EXPENSES

     The Existing Fund understands that concurrently with the transactions contemplated hereby ______*_____, intends to enter into a similar transaction (the "Concurrent Exchange") with a separate series of the Trust. The parties hereto agree that the expenses incurred in connection with the preparation, printing and mailing of the Joint Proxy


- --------------------
* Insert FIRST PRAIRIE CASH MANAGEMENT or FIRST PRAIRIE U.S. TREASURY SECURITIES CASH MANAGEMENT, as appropriate.

Statement/Prospectus, proxy cards and other related materials for the Concurrent Exchange and the Exchange shall be allocated on a pro rata basis between the Existing Fund and _______*_____ (each, a "Fund"), according to the aggregate net assets of each such Fund on the Exchange Date.

     8. TERMINATION OF AGREEMENT.

     This Agreement and the transactions contemplated hereby may be terminated and abandoned by resolution of the Board of Trustees of either the Existing
Fund or the Trust, at any time prior to the Exchange Date (and notwithstanding any vote of the Shareholders) if circumstances should develop that, in the opinion of either of the Boards of Trustees, make proceeding with this Agreement inadvisable.

     If this Agreement is terminated and the exchange contemplated hereby is abandoned pursuant to the provisions of this Section 8, this Agreement shall become void and have no effect, without any liability on the part of any party hereto or the Trustees, officers or shareholders of the Series or Trust, or of the Existing Fund, in respect of this Agreement.

     9. WAIVER.

     At any time prior to the Exchange Date, any of the foregoing conditions may be waived by the Board of Trustees of either the Existing Fund or the Trust, if, in the judgment of the waiving party, such waiver will not have a material adverse effect on the benefits intended under this Agreement to the Shareholders.

     10. NO SURVIVAL OF REPRESENTATIONS.

     None of the representations and warranties included or provided for herein shall survive consummation of the transactions contemplated hereby.

     11. GOVERNING LAW.

     This Agreement shall be governed and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws; provided, however, that the due authorization, execution and delivery of this Agreement shall be governed and construed in accordance with the internal laws of The Commonwealth of Massachusetts, without giving effect to principles of conflict of laws.

     12. COUNTERPARTS.

     This Agreement may be executed in counterparts, each of which, when executed and delivered, shall be deemed to be an original.

     13. LIMITATION OF LIABILITY.

          (a) The names "________**_____" and "Trustees of the Trust" refer, respectively, to the Series and the Trustees of the Trust, as trustees but not individually or personally, acting from time to time under the Trust's Agreement and Declaration of Trust, a copy of which is on file at the office of the Secretary of State of The Commonwealth of Massachusetts and at the principal office of the Trust. The obligations of the Series entered into in the name or on behalf thereof by any of the Trustees of the Trust, or its representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, representatives or agents of the Series or Trust personally, but bind only the Series' property, and all persons dealing with any class or series of shares of the Series must look solely to the Series' property belonging to such class or series for the enforcement of any claims against the Series.



- --------------------
 * Insert FIRST PRAIRIE CASH MANAGEMENT or FIRST PRAIRIE U.S. TREASURY SECURITIES CASH MANAGEMENT, as appropriate.

** Insert CASH MANAGEMENT SERIES or U.S. GOVERNMENT SECURITIES CASH
   MANAGEMENT SERIES, as appropriate.

          (b) The names "______*_____" and "Trustees of the Existing Fund" refer, respectively, to the Existing Fund and the Trustees of the Existing Fund, as trustees but not individually or personally, acting from time to time under the Existing Fund's Agreement and Declaration of Trust, a copy of which is on file at the office of the Secretary of State of The Commonwealth of Massachusetts and at the principal office of the Existing Fund. The obligations of the Existing Fund entered into in the name or on behalf thereof by any of its Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, representatives or agents of the Existing Fund personally, but bind only the Existing Fund's property, and all persons dealing with any class or series of shares of the Existing Fund must look solely to the Existing Fund's property belonging to such class or series for the enforcement of any claims against the Existing Fund.

     IN WITNESS WHEREOF, each of the Existing Fund and the Series has caused this Agreement and Plan of Exchange to be executed and attested on its behalf by its duly authorized representatives as of the date first above written.

                                                   PRAIRIE INSTITUTIONAL FUNDS,
                                                   on behalf of       **
                                                                --------------
Attest:                                            By:
        -------------------------                      -------------------------
        [Name, Title]                                  [Name, Title]

                                                                 ***
                                                   -----------------------------

Attest:                                            By:
        -------------------------                      -------------------------
        [Name, Title]                                  [Name, Title]




- --------------------
  * Insert FIRST PRAIRIE CASH MANAGEMENT or FIRST PRAIRIE U.S. TREASURY SECURITIES CASH MANAGEMENT, as appropriate.

 ** Insert CASH MANAGEMENT SERIES or U.S. GOVERNMENT SECURITIES CASH
    MANAGEMENT SERIES, as appropriate.

*** Insert FIRST PRAIRIE CASH MANAGEMENT or FIRST PRAIRIE U.S. TREASURY
    SECURITIES CASH MANAGEMENT, as appropriate.